Exhibit 10.12A

FIRST PACTRUST BANCORP, INC.

2011 OMNIBUS INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

ISO NO.

This Option is granted on             , 20         (the “Grant Date”) by First PacTrust Bancorp, Inc., a Maryland corporation (the “Corporation”), to              (the “Optionee”), in accordance with the following terms and conditions:

1. Option Grant and Exercise Period. The Corporation hereby grants to the Optionee an Incentive Stock Option (“Option”) to purchase, pursuant to the First PacTrust Bancorp, Inc. 2011 Omnibus Incentive Plan, as the same may be amended from time to time (the “Plan”), and upon the terms and conditions therein and hereinafter set forth, an aggregate of              shares (the “Option Shares”) of the voting common stock of the Corporation (“Common Stock”) at the price of $             per share (the “Exercise Price”). A copy of the Plan, as currently in effect, is incorporated herein by reference and is attached to this Agreement. Capitalized terms used herein which are not defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

This Option shall be exercisable only during the period (the “Exercise Period”) commencing on the date(s) set forth in Section 2 below, and ending at 5:00 p.m., Pacific time, on the date 10 years after the Grant Date, such later time and date being hereinafter referred to as the “Expiration Date,” subject to earlier vesting and/or earlier expiration pursuant to Sections 5 and 7 below.

2. Method of Exercise of This Option. This Option may be exercised during the Exercise Period with respect to not more than the cumulative number of Option Shares set forth below on or after the date(s) indicated, by giving written notice to the Corporation as hereinafter provided specifying the number of Option Shares to be purchased.

Cumulative Number of Option

Shares Exercisable

Date

The notice of exercise of this Option shall be in the form prescribed by the Committee and directed to the address set forth in Section 11 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice shall be accompanied by payment in full of the aggregate Exercise Price for the Option Shares to be purchased upon such exercise. Payment shall be made (i) in cash or its equivalent, (ii) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price or (iii) by a combination of (i) and (ii). In addition, the Corporation may establish a cashless exercise program in accordance with applicable laws and regulations. Promptly after such payment, subject to Section 3 below, the Corporation shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another in such form of joint ownership as requested by the Optionee (or such other person) pursuant to applicable state law. In lieu of issuing a certificate or certificates representing the shares of Common Stock so purchased, the Corporation may cause such shares to be credited to a book entry account maintained by the Corporation (or its transfer agent or other designee) for the benefit of the Optionee or other person exercising this Option, including any joint owner as provided in the immediately preceding sentence.

3. Delivery and Registration of Shares of Common Stock. The Corporation’s obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), or any other Federal, state or local securities law or regulation. In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under the Securities Act or other securities law or regulation. The Company shall not be required to deliver any shares upon exercise of this Option prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

4. Nontransferability of This Option. Except as otherwise permitted by the Code or the regulations thereunder, this Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the Optionee’s death, to the person designated as the Optionee’s Beneficiary, or, if no Beneficiary has been properly designated by the Optionee, by will or by the laws of descent and distribution. During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee or a person acting with the legal authority of the Optionee.

The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person acting with the legal authority of the Optionee or to whom this Option is transferred in accordance with this Section 4.

5. Termination of Service. The exercisability of this Option following a termination of the service of the Optionee shall be as and to the extent provided in Sections 6.8 and 6.9 of the Plan. In no event shall this Option be exercisable following the Expiration Date.

6. Notice of Sale. The Optionee or any person to whom this Option or the Option Shares shall have been transferred pursuant to Section 4 promptly shall give notice to the Corporation in the event of the sale or other disposition of Option Shares within the later of (i) two years from the Grant Date or (ii) one year from the date of exercise of this Option. Such notice shall specify the number of Option Shares sold or otherwise disposed of and be directed to the address set forth in Section 11 below.

7. Adjustments for Changes in Capitalization of the Corporation. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Corporation affecting the shares of the Corporation’s Common Stock, such adjustment shall be made in the number and class of shares covered by this Option and Exercise Price of this Option as shall be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights; and provided that the number of shares subject to this Option shall always be a whole number.

8. Effect of Change in Control. If a Change in Control shall occur, this Option shall (to the extent it is not then so exercisable) become exercisable in full and remain so exercisable for the remainder of its term, subject to Sections 6.8 and 6.9 of the Plan. Notwithstanding the foregoing this Option shall not become exercisable to the extent that it has previously been exercised or otherwise terminated.

9. Stockholder Rights Not Granted by This Option. The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

10. Withholding Tax. The Corporation shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Optionee’s FICA obligation) required by law to be withheld with respect to this Option.

11. Notices. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Secretary of First PacTrust Bancorp, Inc., 18500 Von Karman Avenue, Suite 900, Irvine, California 92612. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee’s address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or to the Optionee, as the case may be.

12. Plan and Plan Interpretations as Controlling. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations made in the discretion of the Committee shall be final and conclusive upon the Optionee or the Optionee’s legal representatives with regard to any question arising hereunder or under the Plan.

13. Optionee Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Corporation or any Subsidiary to terminate the Optionee’s employment or service at any time, nor confer upon the Optionee any right to continue in the employ or service of the Corporation or any Subsidiary.

14. Loss of Incentive Stock Option Status. If any portion of this Option shall fail, for any reason, to qualify as an “incentive stock option” under Section 422 of the Code (or any successor provision), it shall be treated as a Non-Qualified Stock Option under the Plan. The Optionee acknowledges that this Option will lose such qualification if: (a) this Option is exercised by the Optionee more than three months after the Optionee has ceased to be an Employee (if and to the extent this Option is still then exercisable); or (b) the Option Shares acquired upon exercise of this Option are sold or otherwise disposed of within one of the time periods described in Section 6.

15. Optionee Acceptance. The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Corporation at the address set forth in Section 11 above.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

FIRST PACTRUST BANCORP, INC.

By:

ACCEPTED:

(Street Address)

(City, State and Zip Code)